UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 22, 2016

COVANTA HOLDING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-06732	95-6021257
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 South Street

Morristown, New Jersey 07960

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (862) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 22, 2016, the Board of Directors (the “Board”) of Covanta Holding Corporation (the “Company”) appointed Danielle Pletka and Michael W. Ranger as directors of the Company, effective immediately, to serve for a term expiring at the annual meeting of stockholders in 2017 and until their respective successors are elected and qualified. Ms. Pletka was appointed to the Board’s Public Policy and Technology Committee. Mr. Ranger was appointed to the Board’s Finance Committee and is expected to be appointed to the Audit Committee.

Ms. Pletka and Mr. Ranger are each entitled to compensation for their services as directors in accordance with the Board’s compensation policy for non-employee directors, including a prorated portion of such directors’ annual award of 4,500 shares of restricted stock or restricted stock units equal to 2,775 shares of restricted stock or restricted stock units. See “Compensation of the Board” in the Company’s Proxy Statement for its 2016 Annual Meeting filed with the Securities and Exchange Commission on March 24, 2016 for further information with respect to director compensation.

On September 22, 2016, the Company issued a press release regarding the foregoing matters, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 23, 2016

COVANTA HOLDING CORPORATION

(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 22, 2016.